EXHIBIT 99.7
AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

AVAYA HOLDINGS CORP.
RESTRUCTURING TERM SHEET
This term sheet (the “Restructuring Term Sheet”) sets forth the principal terms of a restructuring (the “Restructuring”) and certain related transactions concerning the Company (as defined herein). This Restructuring Term Sheet is not legally binding, is not a complete list of all terms and conditions of the potential transactions described herein, is subject to material change, and is being distributed for discussion purposes only.
Subject in all respects to the terms of the Restructuring Support Agreement to which this Restructuring Term Sheet is attached (the “Restructuring Support Agreement”), the Restructuring will be consummated through a plan of reorganization in cases (collectively, the “Chapter 11 Cases”) commenced under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), and, if applicable, through the 363 Backup (as defined herein).
Without limiting the generality of the foregoing, this Restructuring Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Company and the Ad Hoc First Lien Group (as defined herein) or the Requisite First Lien Creditors (as defined herein), as applicable. This Restructuring Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Restructuring Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. Until publicly disclosed upon the prior written agreement of the Company and the Ad Hoc First Lien Group, this Restructuring Term Sheet shall remain strictly confidential and may not be shared with any other party or person (other than members of the Ad Hoc First Lien Group) without the consent of the Company and the Ad Hoc First Lien Group.
The regulatory, tax, accounting, and other legal and financial matters and effects related to the Restructuring or any related restructuring or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any Restructuring or related transactions.

THIS RESTRUCTURING TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN, IT BEING UNDERSTOOD THAT SUCH AN OFFER OR SOLICITATION, IF ANY, WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE LAW.

The Parties
Company	Avaya Holdings Corp. (“HoldCo”) and those of its subsidiaries identified in Exhibit 1 attached hereto (collectively, and together with HoldCo, the “Company”).
Ad Hoc First Lien Group
The ad hoc group comprising certain holders of the First Lien Debt (as defined herein) and listed on the signature pages attached to the Restructuring Support Agreement (the “Ad Hoc First Lien Group”).

Reorganized HoldCo	“Reorganized HoldCo” means HoldCo immediately after consummation of the Restructuring through the Prenegotiated Plan (as defined herein).
Summary of Prepetition Obligations and Interests

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

Domestic ABL Facility
The facility provided by the Amended and Restated Credit Agreement, dated as of October 26, 2007, and amended and restated as of October 29, 2012 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Domestic ABL Facility”), among Avaya Inc. (“Avaya”), as parent borrower, the several other borrowers and subsidiary guarantors party thereto, HoldCo, the lenders and L/C issuers from time to time party thereto, and Citicorp USA, Inc. as administrative agent.
As of June 30, 2016, obligations outstanding under the Domestic ABL Facility (collectively, the “Domestic ABL Obligations”) total approximately $[60] million plus accrued and unpaid interest.

Foreign ABL Facility
The facility provided by the Credit Agreement, dated as of June 4, 2015 (as further amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time, the “Foreign ABL Facility”), among Avaya Canada Corp, as Canadian borrower, Avaya UK, as U.K. borrower, Avaya Deutschland Gmbh and Avaya Gmbh & Co. KG, as German borrowers, the foreign guarantors party thereto, the lenders and L/C issuers from time to time party thereto, and Citicorp N.A., as administrative agent.
As of June 30, 2016, obligations outstanding under the Foreign ABL Facility (collectively, the “Foreign ABL Obligations”) total approximately $[53] million plus accrued and unpaid interest.

Cash Flow Credit Facility
The facility provided by the Third Amended and Restated Credit Agreement, dated as of October 26, 2007, and amended and restated as of December 21, 2012 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Cash Flow Credit Facility”), among Avaya, as borrower, HoldCo, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent, including the guaranties entered into in respect of the Cash Flow Credit Facility.
As of June 30, 2016, obligations outstanding under the Cash Flow Credit Facility (collectively, the “Cash Flow Credit Facility Obligations”) total approximately $[3,265] million plus accrued and unpaid interest, consisting of: (i) $[17] million outstanding in the revolving credit facility maturing October 26, 2016, (ii) $[616] million outstanding in Term B-3 loans maturing October 26, 2017, (iii) $[1] million outstanding in Term B-4 loans maturing October 26, 2017, (iv) $[537] million outstanding in Term B-6 loans maturing March 31, 2018, and (v) $[2,094] million outstanding in Term B-7 loans maturing May 29, 2020.

7.0% Senior Secured Notes
“7.0% Senior Secured Notes” means the 7.00% Senior Secured Notes due April 1, 2019 issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “7.0% Senior Secured Notes Indenture”), dated as of February 11, 2011, among Avaya, as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of June 30, 2016, obligations outstanding under the 7.0% Senior Secured Notes and the 7.0% Senior Secured Notes Indenture (collectively, the “7.0% Senior Secured Obligations”) total approximately $[1,009] million plus accrued interest.

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

9.0% Senior Secured Notes
“9.0% Senior Secured Notes” means the 9.00% Senior Secured Notes due April 1, 2019 (together with the 7.0% Senior Secured Notes, the “First Lien Notes”) issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “9.0% Senior Secured Notes Indenture”), dated as of December 21, 2012, among Avaya, as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of June 30, 2016, obligations outstanding under the 9.0% Senior Secured Notes and the 9.0% Senior Secured Notes Indenture (collectively, the “9.0% Senior Secured Obligations” and with the 7.0% Senior Secured Obligations, the “First Lien Notes Obligations”) total approximately $[290] million plus accrued and unpaid interest.

First Lien Debt	“First Lien Debt” means indebtedness and obligations outstanding under the Cash Flow Credit Facility, 7.0% Senior Secured Notes and 9.0% Senior Secured Notes.
Second Lien Notes
The 10.50% Senior Secured Notes due March 1, 2021 (the “Second Lien Notes,” or the “Second Lien Debt”) issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “Second Lien Indenture”), dated as of March 7, 2013, among Avaya, as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of June 30, 2016, obligations outstanding under the Second Lien Notes and the Second Lien Indenture (collectively, the “Second Lien Notes Obligations”) total approximately $[1,384] million plus accrued and unpaid interest.

Other Secured Claims
“Other Secured Claims” means any secured claim against any Debtor, other than: (a) Domestic ABL Obligations; (b) First Lien Debt; (c) Second Lien Notes Obligations; (d) Foreign ABL Obligations; or (e) the DIP Facility (as defined in the Restructuring Support Agreement).

Legacy Liabilities
“Legacy Liabilities” mean: (a) liabilities arising from (i) the Avaya Inc. Pension Plan; and (ii) the Avaya Pension Plan for Salaried Employees (together, the “Domestic Pension Plans”); (b) other, non-pension post-retirement benefit plans; and (c) Avaya’s support obligations under [certain letter agreements between Avaya and certain non-debtor affiliates, including] that certain letter agreement between Avaya and Avaya International Sales Limited (Ireland), dated January 16, 2016 (collectively, the “Comfort Letter Obligations”).

General Unsecured Claims
“General Unsecured Claims” means any prepetition, general unsecured claim against one or more Debtor, excluding claims held by one or more Debtors, non-debtor direct or indirect subsidiaries of HoldCo, any deficiency claim arising from the First Lien Debt or the Second Lien Debt, claims arising from the termination of the Domestic Pension Plans.

Existing HoldCo Equity	“Existing HoldCo Equity” means the equity securities of HoldCo.
The Restructuring; Prenegotiated Plan

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

Prenegotiated Plan
The Company shall commence the Chapter 11 Cases and shall use commercially reasonable efforts to confirm and consummate a chapter 11 plan of reorganization (the “Prenegotiated Plan”), which shall be consistent with this Restructuring Term Sheet and the Restructuring Support Agreement and otherwise reasonably acceptable to the Company and the Requisite First Lien Creditors. The Prenegotiated Plan will provide creditors with recoveries as reflected below. Upon the Requisite First Lien Lenders (as defined in the Restructuring Support Agreement) giving written notice of the occurrence of a 363 Triggering Event (as defined herein) to the Company, notwithstanding anything to the contrary herein, the Company shall cease pursuing and shall withdraw the Prenegotiated Plan and instead exclusively use its best efforts to pursue and consummate the 363 Backup; it being understood that, prior to a 363 Triggering Event, the Company shall simultaneously pursue a 363 Backup together with pursuing the Prenegotiated Plan (but that the 363 Backup shall not be consummated unless and until a 363 Triggering Event has occurred and such written notice has been given).

363 Backup
The “363 Backup” is the sale of substantially all of the assets of the Company pursuant to Bankruptcy Code sections 105, 363 and 365 on the terms and conditions set forth in the Sale Term Sheet attached as an exhibit to the Restructuring Support Agreement and otherwise acceptable to the Company and the Requisite First Lien Lenders.

Consideration for Distribution
If the Prenegotiated Plan is consummated, consideration to be distributed pursuant to the Restructuring will consist of, as and to the extent applicable: (a) Reorganized HoldCo Equity (as defined herein); (b) New Debt (as defined herein); and [(c) proceeds, if any, of the Exit Facility (as defined herein) following repayment of the DIP Facility].
If the 363 Backup is consummated, consideration to be distributed pursuant to the Restructuring will consist of any excluded assets and proceeds paid by the purchaser in the 363 Backup (the “Purchaser”).

Cash Collateral / DIP Facility	To be provided by holders of First Lien Debt on terms acceptable to the Company and the Ad Hoc First Lien Group.
Exit Facility
“Exit Facility” means a revolving credit facility in an amount up to $[●] million (including LC capacity) to be entered into by Reorganized HoldCo in connection with the consummation of the Restructuring. The Exit Facility shall be on terms acceptable to the Company and the Requisite First Lien Creditors.
The Exit Facility shall be secured by substantially all of Reorganized HoldCo’s assets, subject to customary exclusions and exceptions; provided that liens securing the Exit Facility shall be junior to liens securing New Debt with respect to Cash Flow Priority Collateral.

New Debt
“New Debt” means indebtedness issued by Reorganized HoldCo (on a reorganized basis) at a weighted average cash interest rate of [10.0]%, with a [4-7] year tenor, and on terms acceptable to the Company and the Requisite First Lien Creditors.
The New Debt shall be secured by substantially all of Reorganized HoldCo’s assets, including any assets owned by foreign subsidiaries of the Company, subject to customary exclusions and exceptions; provided that liens securing the New Debt shall be junior to liens securing the Exit Facility with respect to ABL Priority Collateral.

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

Reorganized HoldCo Equity	“Reorganized HoldCo Equity” means the equity securities of Reorganized HoldCo to be issued upon consummation of the Restructuring through the Prenegotiated Plan.
Pension Termination
The Company shall seek to (a) terminate the Domestic Pension Plans through a distress termination and (b) either (x) reach a consensual agreement with the relevant unions to modify Avaya’s current collective bargaining agreement (the “CBAs”) to meet the requirements of the Prenegotiated Plan, including eliminating any obligations to maintain and fund the Domestic Pension Plans from the CBAs or (y) reject all CBAs pursuant to Bankruptcy Code section 1113.

Definitive Documents
The material documents implementing the Restructuring shall be materially consistent with this Restructuring Term Sheet and otherwise acceptable to the Company and the Requisite First Lien Creditors (collectively, the “Definitive Documents”); provided however, that notwithstanding the foregoing, (i) the corporate governance documents relating to Reorganized HoldCo shall be determined by and acceptable to the Requisite First Lien Creditors in their sole discretion; (ii) the governance and post-closing debt documents relating to the 363 Backup shall be determined by and acceptable to the Requisite First Lien Lenders in their sole discretion; and (iii) any documents relating to the Purchaser in the 363 Backup (including the capital structure and equity ownership of the Purchaser) shall be determined by and acceptable to the Requisite First Lien Lenders in their sole discretion.

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

Treatment of Claims/Interests
The Prenegotiated Plan shall provide for the following treatment of claims against, and interests in, the Company:
(a)    Allowed administrative, priority, and priority tax claims will be paid in full in cash upon the Effective Date or as soon as reasonably practicable thereafter.

(b)    Other Secured Claims: In full and final satisfaction of such claims, each such holder shall receive at Reorganized HoldCo’s discretion, with the consent of the Requisite First Lien Creditors (which consent shall not be unreasonably withheld): (i) payment in full in cash of the unpaid portion of such Other Secured Claim on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, shall be paid in accordance with its terms in the ordinary course); (ii) reinstatement of such Other Secured Claim; (iii) the Debtors’ interest in the collateral securing such claim; or (iv) such other treatment rendering such claims unimpaired.

(c)    DIP Facility Claims:  In full and final satisfaction of such claims, the DIP Facility Claims shall be paid in full in cash with proceeds from the Exit Facility.
(d)    Domestic ABL Facility Claims: In full and final satisfaction of such claims, the Domestic ABL Facility Obligations shall be paid in full with proceeds from the DIP Facility.
(e)    Foreign ABL Claims:  In full and final satisfaction of such claims, the Foreign ABL Obligations shall be paid, in full, with proceeds from the DIP Facility.
(f)    Cash Flow Credit Facility Claims: The holders of claims in respect of the Cash Flow Credit Facility Obligations shall receive, in full and final satisfaction of such claims (including with respect to any deficiency claims), ratably with the First Lien Notes Claims: (i) on account of the secured portion of their claims: (x) $[2,400] million of New Debt; and (y) the First Lien Reorganized HoldCo Equity Distribution, and (ii) on account of their deficiency claims (the “Cash Flow Credit Facility Deficiency Claims”), the GUC Distribution on a pro rata basis with the holders of General Unsecured Claims, Domestic Pension Plans Claims (if such class votes to reject the Prenegotiated Plan) and the holders of Second Lien Notes Claims (if such class votes to reject the Prenegotiated Plan).
(g)    First Lien Notes Claims: The holders of claims in respect of the First Lien Notes Obligations shall receive, in full and final satisfaction of such claims (including with respect to any deficiency claims), ratably with the Cash Flow Credit Facility Claims (collectively, the “First Lien Debt Claims”): (i) on account of the secured portion of their claims: (x) $[2,400] million of New Debt; and (y) the First Lien Reorganized HoldCo Equity Distribution, and (ii) on account of their deficiency claims (the “First Lien Notes Deficiency Claims” and, together with the Cash Flow Credit Facility Deficiency Claims, the “First Lien Debt Deficiency Claims”), the GUC Distribution on a pro rata basis with the holders General Unsecured Claims, Domestic Pension Plans Claims (if such class votes to reject the Prenegotiated Plan) and the holders of Second Lien Notes Claims (if such class votes to reject the Prenegotiated Plan).
(h)    Second Lien Notes Claims: The holders of claims in respect of the Second Lien Notes Obligations shall receive, in full and final satisfaction of such claims (including with respect to any deficiency claims): (i) if the class of Second Lien Notes Claims votes to accept the Prenegotiated Plan, [2.5]% of the Reorganized HoldCo Equity, subject to dilution by the MEIP (the “Second Lien Notes Settlement Equity Distribution”) and (ii) if the class of Second Lien Notes Claims votes to reject the Prenegotiated Plan, the GUC Distribution on a pro rata basis with the holders of General Unsecured Claims, First Lien Debt Claims on account of their deficiency claims and the Domestic Pension Plans Claims (if such class votes to reject the Prenegotiated Plan).

(i)    Domestic Pension Plans Claims: If the holders of the claims arising from the termination of the Domestic Pension Plans vote to accept the Prenegotiated Plan, the holders of such claims shall receive, in full and final satisfaction of such claims (including in respect of claims against the Company’s non-Debtor affiliates on account of alleged “control group” liability) $[100] million of New Debt.

If the holders of the Domestic Pension Plans Claims vote to reject the Prenegotiated Plan, they will receive (x) in full and final satisfaction of such claims against the Company, the GUC Distribution on a pro rata basis with the holders of General Unsecured Claims, the holders of First Lien Debt Deficiency Claims (and holders of Second Lien Notes Claims if such class votes to reject the Prenegotiated Plan) and (y) retain the right to assert such claims against any non-Debtors under an alleged “control group” theory of liability.

(j)    Comfort Letter Obligations: The Comfort Letter Obligations shall be unimpaired.

(k)    General Unsecured Claims: In full and final satisfaction of each General Unsecured Claim, holders of General Unsecured Claims shall receive their pro rata share of [●] (the “GUC Distribution”) on a pro rata basis with the holders of the (i) First Lien Debt Deficiency Claims and (ii)(a) Domestic Pension Plans Claims and (b) Second Lien Notes Claims (in each case to the extent such class votes to reject the Prenegotiated Plan).

(l)    Section 510(b) Claims: Section 510(b) Claims shall receive no recovery.

(m)    Intercompany Claims: Claims by and among Debtors and between non-Debtors and Debtors shall be cancelled, reinstated or left unimpaired, as determined by the Company and the Requisite First Lien Creditors.

(n)    Existing HoldCo Equity: Existing HoldCo Equity shall receive no recovery.

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

Professional Fee Escrow
[The Prenegotiated Plan shall require the establishment of a professional fee escrow account (the “Professional Fee Escrow”) to be funded with cash in the amount equal to the Professional Fee Reserve Amount (as defined herein). It shall be a condition precedent to the substantial consummation of the Prenegotiated Plan that the Company shall have funded the Professional Fee Escrow in full in cash in an amount equal to the Professional Fee Reserve Amount.
The Professional Fee Escrow shall be maintained in trust solely for the benefit of professionals retained by the Company or any official committee appointed by the Bankruptcy Court (each a “Professional,” and collectively, the “Professionals”). The Professional Fee Escrow shall not be considered property of the Company or its estates, and no liens, claims, or interests shall encumber the Professional Fee Escrow, or funds held in the Professional Fee Escrow, in any way.
The “Professional Fee Reserve Amount” shall consist of the total amount of unpaid compensation and unreimbursed expenses incurred by Professionals retained by the Company or any official committee through and including the Effective Date, in each case as determined in good faith by the applicable Professional; provided that such amount shall be reasonably acceptable to the Requisite First Lien Creditors.]

Restructuring Fees and Expenses
The Company shall pay all fees and expenses of the Ad Hoc First Lien Group in connection with the Restructuring, including the reasonable and documented fees and disbursements of Akin Gump Strauss Hauer & Feld LLP and PJT Partners LP, counsel and financial advisors, respectively, to the Ad Hoc First Lien Group and any other professionals retained by the Ad Hoc First Lien Group in connection with the Restructuring.

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

Milestones for Prenegotiated Plan
 The Restructuring through the Prenegotiated Plan shall be effectuated in accordance with the following deadlines (the “Milestones”):
(a)    The Prenegotiated Plan and related disclosure statement (the “Disclosure Statement”) shall have been filed no later than one (1) business day after the commencement of the Chapter 11 Cases (the “Petition Date”).
(b)    The Company shall have made a proposal to the unions to eliminate any obligation contained in the CBAs to maintain and fund the Domestic Pension Plans, such proposal in form and substance acceptable to the Company and the Requisite First Lien Creditors no later than [ ] business days after the Petition Date.
(c)    The motion for a distress termination of the Domestic Pension Plans (the “Distress Termination Motion”) shall have been filed by the Company with the Bankruptcy Court, in form and substance acceptable to the Company and the Requisite First Lien Creditors, no later than [ ] business days after the Petition Date.
(d)    The Company shall have filed a motion to reject the CBAs (the “1113 Motion”) in form and substance acceptable to the Company and the Requisite First Lien creditors unless the Company has entered into a settlement with the unions regarding modification of the CBAs to eliminate any obligation to maintain and fund the Domestic Pension Plans, such settlement in form and substance acceptable to the Company and the Requisite First Lien Creditors (a “Labor Settlement”) no later than [ ] business days after the Petition Date.
(e)    The order granting the Distress Termination Motion shall have been entered no later than [ ] business days after the Petition Date.
(f)    If the 1113 Motion shall have been filed, a trial with respect such motion shall have commenced in the Bankruptcy Court no later than [ ] business days after filing of the 1113 Motion.
(g)    (i) The Bankruptcy Court shall have entered an order approving the rejection of the CBAs and granting relief acceptable to the Company and the Requisite First Lien Creditors or (ii) if such order shall not have been entered but the 1113 Motion shall have been filed, the Bankruptcy Court shall have approved a Labor Settlement no later than [ ] business days after the Petition Date.
(h)    There shall be no occurrence of any work stoppage, interruption, work slowdown, walk-out, boycott, corporate campaign, “work to rule” campaign, hand-billing, sit-in, strike, lock-out, mass sick-out, picket demonstration, protest or other concerted labor activity with respect to any of the Company’s employees during the duration of the Chapter 11 Cases.
(i)    The order approving the adequacy of the Disclosure Statement, in form and substance acceptable to the Company and the Requisite First Lien Creditors, shall have been entered no later than [forty-five (45)] business days after the Petition Date.
(j)    Solicitation of the Prenegotiated Plan shall commence no later than [fifty (50)] business days after the Petition Date.
(k)    The order approving the Prenegotiated Plan (the “Confirmation Order”), in form and substance acceptable to the Company and the Requisite First Lien Creditors, shall have been entered by [ ], 2017.
(l)    The substantial consummation of the Prenegotiated Plan shall have occurred no later than [ ], 2017.
(m)    Delivery of written notice to the Company, if any action or omission by the Company causes any condition set forth in this section to not be reasonably able to be satisfied by the relevant deadline.
Failure to meet any Milestone shall cause a “363 Triggering Event.”

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

Conditions Precedent
Among others, it shall be a condition to the substantial consummation of the Prenegotiated Plan that:
(a)    The Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Requisite First Lien Creditors and such Confirmation Order shall be a final order not subject to a stay, appeal or motion for reconsideration.
(b)    The conditions precedent to entry into the Exit Facility shall have been satisfied or shall be satisfied contemporaneously with the occurrence of the Effective Date.
(c)    The documentation implementing the MEIP shall have been completed.
(d)    [The Professional Fee Escrow shall have been established and funded in cash as provided herein].

Other Provisions
Employment Agreements / Other Compensation Programs
[The Prenegotiated Plan shall provide that Reorganized Holdco will (a) assume each of those certain employment and retention agreements, incentive plans, and compensation and severance plans identified on Exhibit 2, attached hereto, and (b) honor all obligations related thereto.]

Management Equity Incentive Plan
The Prenegotiated Plan and the 363 Backup shall provide for a management equity incentive plan reserving up to [10]% of the Reorganized HoldCo Equity on a fully diluted basis (the “MEIP”), with awards and terms thereunder determined by the Board of Directors of Reorganized HoldCo. The MEIP shall be on terms acceptable to the Company and the Requisite First Lien Creditors.

Tax Attributes
To the extent reasonably practicable, the Restructuring shall be structured in a manner which minimizes any current cash taxes payable as a result of the consummation of the Restructuring, and the terms of the Restructuring through the Prenegotiated Plan contemplated by this Restructuring Term Sheet shall be structured to maximize the favorable tax attributes of the Reorganized HoldCo going forward.

Releases, Exculpation, Injunction
The Prenegotiated Plan and/or the Definitive Documents relating to the Prenegotiated Plan, as applicable, shall provide for customary release, exculpation, and injunction provisions acceptable to the Company and the Requisite First Lien Creditors.

Indemnification
The Company’s indemnification provisions currently in place (whether in the bylaws, certificates of incorporation, or employment contracts) for current and former directors, officers, employees, managing agents, and professionals and their respective affiliates will be assumed by the Company and not modified in any way by the Restructuring through the Prenegotiated Plan or the transactions contemplated thereby.

AGSHF Draft Dated 12.30.16
Confidential
Subject to FRE 408

Fiduciary Duties
Notwithstanding anything to the contrary herein, nothing in this Restructuring Term Sheet or any of the Definitive Documents shall require the Company, or any directors or officers of the Company, including with respect to each HoldCo subsidiary, to take or refrain from taking any action such person or entity believes is reasonably required to comply with its or their fiduciary duties under applicable law.
The Definitive Documents shall provide that such agreements or undertakings, as applicable, with respect to the Restructuring shall be terminable by the Company where its board of directors or similar governing body, including with respect to each HoldCo subsidiary, determines in good faith and upon the advice of counsel that continued performance would be inconsistent with its fiduciary duties under applicable law.

AGSHF Draft Dated 12.28.16
Confidential
Subject to FRE 408

Exhibit 1
Company

1.	Avaya Inc.

2.	Avaya CALA Inc.

3.	Avaya EMEA Ltd.

4.	Avaya Federal Solutions, Inc.

5.	Avaya Holdings Corp.

6.	Avaya Holdings LLC

7.	Avaya Holdings Two, LLC

8.	Avaya Integrated Cabinet Solutions Inc.

9.	Avaya Management Services Inc.

10.	Avaya Services Inc.

11.	Avaya World Services Inc.

12.	Octel Communications LLC

13.	Sierra Asia Pacific Inc.

14.	Sierra Communications International, LLC

15.	Technology Corporation of America, Inc.

16.	Ubiquity Software Corporation

17.	VPNet Technologies, Inc.

18.	Zang, Inc.

[Exhibit 2
Employee Benefit / Employment and Retention / Compensation and Severance / Incentive Programs]